EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

TENDER OF SHARES OF COMMON STOCK

OF

MICRO GENERAL CORPORATION

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON JUNE 28, 2002, UNLESS THE OFFER IS EXTENDED.

      This Notice of Guaranteed Delivery or one substantially like it must be used to accept the Offer (as defined herein) of Fidelity National Information Solutions, Inc., a Delaware corporation (“FNIS”), made pursuant to the Prospectus dated May 30, 2002 (the “Prospectus”) and the related Letter of Transmittal, if (i) your stock certificate(s) representing shares of common stock, par value $0.05 per share, of Micro General Corporation (the “MGEN Common Stock”) are not immediately available, (ii) you cannot complete the procedure for book-entry transfer on a timely basis or (iii) you cannot deliver the certificate(s) and all other required documents to Wells Fargo Bank Minnesota, N.A. (the “Exchange Agent”) prior to the Expiration Date (as defined in the Prospectus). You may deliver this Notice of Guaranteed Delivery by hand, facsimile transmission or mail to the Exchange Agent. See “The Offer — Guaranteed Delivery” in the Prospectus.

The Exchange Agent for the Offer is:

Wells Fargo Bank Minnesota, N.A.

If by mail:	If by facsimile:	If by overnight courier or hand- delivery:
Wells Fargo Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, MN 55164-0858	Wells Fargo Shareowner Services Corporate Actions Department (651) 450-2452	Wells Fargo Shareowner Services Corporate Actions Department 161 North Concord Exchange St. Paul, MN 55164-0858

      Delivery of this Notice of Guaranteed Delivery to the Exchange Agent other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      Upon the terms and subject to the conditions set forth in the Prospectus, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), the receipt of which is hereby acknowledged, I hereby tender to you the number of shares of MGEN Common Stock set forth below, pursuant to the guaranteed delivery procedure set forth in “The Offer — Guaranteed Delivery” in the Prospectus.

(Please type or print, except for signature)

Name(s) of Registered Holders:

Address(es):

(Include Zip Code)

Area Code and Tel. No(s).:

Dated:

Number of Shares of MGEN Common Stock
Tendered:

Certificate No(s). (if applicable):

Total Number of Shares Represented by MGEN

Common Stock Certificate(s)

Window Ticket No. (if any):

Signature(s):

IF SHARES OF MGEN COMMON STOCK WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PLEASE PROVIDE THE FOLLOWING INFORMATION:

Account Number:

Transaction Code Number:

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GUARANTEE

(Not to be used for signature guarantees)

      The undersigned, a participant in a Medallion program approved by the Securities Transfer Association, hereby (i) guarantees that either the certificates representing the shares of MGEN Common Stock tendered hereby in proper form for transfer or a confirmation of a book-entry transfer of such shares of MGEN Common Stock into the Exchange Agent’s account at the Depository Trust Company, or DTC, in each case together with a properly completed and duly executed Letter of Transmittal and any required signature guarantees, or an “agent’s message” (as defined in the Prospectus) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal will be received by the Exchange Agent at one of its addresses set forth above, in each case within three Nasdaq National Market trading days after the date hereof, (ii) represents that the holder on whose behalf this tender is being made owns the shares of MGEN Common Stock being tendered within the meaning of Rule 14d-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14d-1”), and (iii) represents that the tender of such shares of MGEN Common Stock complies with Rule 14d-1.

(Please type or print, except for signature)

Name of Firm

Address

(Include Zip Code)

Area Code and Tel. No.

Authorized Signature

Name:

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES OF MGEN COMMON STOCK WITH THIS NOTICE. STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.

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